EXHIBIT 24

COLUMBIA BANCORP

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Columbia Bancorp, a Maryland corporation, constitute and appoint John M. Bond, Jr. and John A. Scaldara, Jr., or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or both of them, to sign for the undersigned in their respective names as directors and officers of Columbia Bancorp, a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or supplement to such registration statement relating to the issuance and sale of Common Stock under the Columbia Bancorp 1997 Stock Option Plan. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated: January 26, 2004

Name	Title

/s/ John M. Bond, Jr. John M. Bond, Jr.	Chief Executive Officer and Director (Principal Executive Officer)

/s/ John A. Scaldara, Jr. John A. Scaldara, Jr.	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

Winfield M. Kelly, Jr.	Chairman of the Board and Director

/s/ James R. Moxley, Jr. James R. Moxley, Jr.	Vice Chairman of the Board and Director

/s/ Herschel L. Langenthal Herschel L. Langenthal	Chairman of the Executive Committee and Director

/s/ Anand S. Bhasin Anand S. Bhasin	Director

/s/ Robert R. Bowie, Jr. Robert R. Bowie, Jr.	Director

/s/ Garnett Y. Clark, Jr. Garnett Y. Clark, Jr.	Director

/s/ Hugh F.Z. Cole, Jr. Hugh F.Z. Cole, Jr.	Director

G. William Floyd	Director

/s/ William L. Hermann William L. Hermann	Director

/s/ Charles C. Holman Charles C. Holman	Director

Carl D. Jones	Director

Raymond G. LaPlaca	Director

Morris A. Little	Director

/s/ Harry L. Lundy, Jr. Harry L. Lundy, Jr.	Director

/s/ Richard E. McCready Richard E. McCready	Director

Kenneth H. Michael	Director

/s/ James R. Moxley, III James R. Moxley, III	Director

Vincent D. Palumbo	Director

/s/ Mary S. Scrivener Mary S. Scrivener	Director

/s/ Lawrence A. Shulman Lawrence A. Shulman	Director

/s/ Maurice M. Simpkins Maurice M. Simpkins	Director

/s/ Robert N. Smelkinson Robert N. Smelkinson	Director

/s/ Theodore G. Venetoulis Theodore G. Venetoulis	Director

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